UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 27, 2010

INFINERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

169 Java Drive

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 572-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director. On October 27, 2010, the Board of Directors (the “Board”) of Infinera Corporation (the “Company”) appointed David F. Welch, Ph.D., a co-founder and Chief Marketing and Strategy Officer of the Company, as a Class II director to serve on the Board until the Company’s Annual Meeting of Stockholders in 2012 and until his successor is duly elected and qualified. Dr. Welch was appointed to the Board to fill the vacancy created by the resignation of Jagdeep Singh on October 14, 2010. Dr. Welch will not receive compensation for his service on the Board and he will not serve on any of the Board’s committees at this time. More information about Dr. Welch is available in the Company’s Annual Report on Form 10-K for the year ended December 26, 2009 and the definitive proxy statement for the Company’s Annual Meeting of Stockholders held on May 19, 2010 filed with the Securities and Exchange Commission on March 1, 2010 and March 31, 2010, respectively.

Item 8.01	Other Events.

On October 27, 2010, upon the recommendation of the Nominating and Governance Committee of the Board, the Board appointed Kambiz Y. Hooshmand as the Chairman of the Board. Accordingly, Mr. Hooshmand will no longer serve as the Board’s lead independent director.

Mr. Hooshmand receives compensation for his service on the Board in accordance with the Company’s standard compensatory arrangement for independent directors. In addition, Mr. Hooshmand will receive an annual retainer of $40,000 for his services as the Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: October 28, 2010	By:	/S/ MICHAEL O. MCCARTHY III
Michael O. McCarthy III Chief Legal and Administrative Officer